Exhibit 99.1

UNAUDITED COMBINED FINANCIAL STATEMENTS OF DUPONT'S MOBILITY AND MATERIALS BUSINESSES

Mobility & Materials Businesses
Combined Statements of Operations (Unaudited)

(In millions)	For the nine months ended September 30,
	2022	2021
Net sales	$2,640	$2,654
Cost of sales	2,049	1,845
Research and development expenses	50	54
Selling, general and administrative expenses	246	249
Amortization of intangibles	95	99
Restructuring and asset related charges, net	-	6
Integration and separation costs	345	4
Equity in (losses) earnings of nonconsolidated affiliates	(7)	11
Sundry income, net	7	13
(Loss) income before income taxes	(145)	421
(Benefit from) provision for income taxes	(17)	45
Net (loss) income	(128)	376
Net (loss) income attributable to noncontrolling interests	(5)	14
Net (loss) income attributable to Mobility & Materials Businesses	$(123)	$362
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Combined Statements of Comprehensive Income (Loss) (Unaudited)

(In millions)	For the nine months ended September 30,
	2022	2021
Net (loss) income	$(128)	$376
Other comprehensive loss, net of tax
Cumulative translation adjustments	(301)	(90)
Total other comprehensive loss	(301)	(90)
Comprehensive (loss) income	(429)	286
Comprehensive (loss) income attributable to noncontrolling interests, net of tax	(5)	14
Comprehensive (loss) income attributable to Mobility & Materials Businesses	$(424)	$272
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Combined Balance Sheets (Unaudited)

(In millions)	September 30, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$77	$80
Accounts and notes receivable, net	575	509
Inventories	972	690
Prepaid and other current assets	39	57
Total current assets	1,663	1,336
Property, plant and equipment, net of accumulated depreciation (September 30, 2022 - $511; December 31, 2021 - $480)	923	1,023
Other Assets
Goodwill	2,014	2,118
Other intangible assets	1,699	1,851
Investments and noncurrent receivables	52	67
Deferred income tax assets	19	22
Deferred charges and other assets	42	45
Total Other Assets	3,826	4,103
Total Assets	$6,412	$6,462
Liabilities and Equity
Current Liabilities
Accounts payable	$501	$463
Income taxes payable	61	84
Accrued and other current liabilities	120	139
Total Current Liabilities	682	686
Other Noncurrent Liabilities
Deferred income tax liabilities	364	443
Other noncurrent obligations	52	63
Total Other Noncurrent Liabilities	416	506
Total Liabilities	1,098	1,192
Commitments and Contingent Liabilities (Note 9)
Equity
Parent company net investment	5,540	5,182
Accumulated other comprehensive loss	(394)	(93)
Total Mobility & Materials Businesses Equity	5,146	5,089
Noncontrolling interests	168	181
Total Equity	5,314	5,270
Total Liabilities and Equity	$6,412	$6,462
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Interim Combined Statements of Cash Flows (Unaudited)

(In millions)	For the nine months ended September 30,
	2022	2021
Operating Activities
Net (loss) income	$(128)	$376
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation of property, plant and equipment	74	75
Amortization of definite-lived intangible assets	95	99
Stock-based compensation	7	7
Credit for deferred income tax and other tax related items	(65)	(55)
Restructuring and asset related charges, net	-	6
Equity in losses (earnings) of affiliates	7	(11)
Changes in assets and liabilities:
Accounts and notes receivable	(114)	(123)
Inventories	(348)	(221)
Accounts payable	79	155
Other assets and liabilities, net	(43)	11
Cash (used in) provided by operating activities	(436)	319
Investing Activities
Capital expenditures	(47)	(33)
Cash distributions from equity affiliates	14	2
Cash used in investing activities	(33)	(31)
Financing Activities
Distributions to noncontrolling interests	(8)	(1)
Net transfers from (to) Parent	474	(280)
Cash provided by (used in) financing activities	466	(281)
(Decrease) increase in cash and cash equivalents	(3)	7
Cash and cash equivalents at beginning of period	80	70
Cash and cash equivalents at end of period	$77	$77
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Combined Statements of Changes in Net Parent Investment (Unaudited)

(In millions)	Parent Company Net Investment	Accumulated Other Comprehensive Income (Loss)	Total Mobility & Materials Businesses Equity	Non-controlling Interests	Total Equity
Balance at December 31, 2020	$5,150	$45	$5,195	$171	$5,366
Net income	362	-	362	14	376
Other comprehensive loss	-	(90)	(90)	-	(90)
Distributions to noncontrolling interests	-	-	-	(1)	(1)
Net transfers to Parent	(273)	-	(273)	-	(273)
Balance at September 30, 2021	$5,239	$(45)	$5,194	$184	$5,378

Balance at December 31, 2021	$5,182	$(93)	$5,089	$181	$5,270
Net loss	(123)	-	(123)	(5)	(128)
Other comprehensive loss	-	(301)	(301)	-	(301)
Distributions to noncontrolling interests	-	-	-	(8)	(8)
Net transfers from Parent	481	-	481	-	481
Balance at September 30, 2022	$5,540	$(394)	$5,146	$168	$5,314
See Notes to the Combined Financial Statements.

Mobility & Materials Businesses
Notes To The Combined Financial Statements (Unaudited)

Table of Contents

Note		Page
1	Summary of Significant Accounting Policies	8
2	Recent Accounting Guidance	8
3	Revenue	9
4	Related Party Transactions	10
5	Sundry Income, Net	10
6	Income Taxes	11
7	Inventories	11
8	Goodwill and Other Intangible Assets	11
9	Commitments and Contingent Liabilities	12
10	Leases	12
11	Accumulated Other Comprehensive Income (Loss)	12
12	Subsequent Events	12

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Interim Financial Statements
The accompanying unaudited interim Combined Financial Statements of a majority of DuPont de Nemours, Inc.'s ("DuPont" or "Parent") historic Mobility & Materials segment, including the Engineering Polymers business and select product lines within the Performance Resins and Advanced Solutions businesses (collectively, the "Mobility & Materials Businesses" or "the Company") have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). In the opinion of management, the interim Combined Financial Statements reflect all adjustments (including normal recurring accruals) which are considered necessary for the fair statement of the results for the periods presented. Results from interim periods should not be considered indicative of results for the full year. These interim Combined Financial Statements should be read in conjunction with the audited annual Combined Financial Statements and notes thereto for the year ended December 31, 2021, collectively referred to as the "2021 Annual Financial Statements." The interim Combined Financial Statements include the accounts of the Company and subsidiaries in which a controlling interest is maintained.
Completion of the Mobility & Materials Businesses Transaction
On February 17, 2022, DuPont entered into a Transaction Agreement (the "Transaction Agreement") with Celanese Corporation ("Celanese") to divest the Company. On November 1, 2022, DuPont and Celanese consummated the transaction.
Basis of Presentation
Historically, the Company has been managed and operated in the normal course with other businesses of Parent through multiple legal entities that are not dedicated to the Mobility & Materials Businesses. For all periods presented, the Company consisted of several legal entities, previously acquired businesses, as well as businesses with no separate legal status. Separate financial statements of the Company have not historically been prepared for the Company. The interim Combined Financial Statements have been derived from DuPont's accounting records as if the Company's operations had been conducted independently from those of DuPont and were prepared on a stand-alone basis in accordance with U.S. GAAP.
The historical results of operations, financial position and cash flows of the Company presented in these interim Combined Financial Statements may not be indicative of what they would have been had the Company actually been an independent stand-alone entity, nor are they necessarily indicative of the Company's future results of operations, financial position and cash flows.
The Company's interim Combined Statements of Operations and Comprehensive Income (Loss) reflect allocations of general corporate expenses from Parent including, but not limited to, executive management, finance, legal, information technology, employee benefits administration, treasury, risk management, procurement and other shared services, and restructuring and integration and separation activities related to these functions in connection with the merger of the DOW Chemical Company ("Historical Dow") and E. I. du Pont de Nemours and Company ("Historical EID") effective August 31, 2017 (the "DWDP Merger"). These allocations were made on the basis of revenue, expenses, headcount or other relevant measures. Management of the Company and Parent consider these allocations to be an overall reasonable reflection of the utilization of services by, or the benefits provided to, the Company, in the aggregate. The allocations may not, however, reflect the expenses the Company would have incurred as a stand-alone company for the periods presented.
The Company's interim Combined Balance Sheets include Parent assets and liabilities that are specifically identifiable or otherwise attributable to the Company, including subsidiaries and affiliates in which Parent has a controlling financial interest or is the primary beneficiary.
NOTE 2 — RECENT ACCOUNTING GUIDANCE
Accounting Guidance Issued But Not Adopted at September 30, 2022
In September 2022, the FASB issued Accounting Standards Update No. 2022-04, "Liabilities-Supplier Finance Programs (Subtopic 405-50)" ("ASU 2022-04") to enhance transparency about the use of supplier finance programs. The new guidance requires that a buyer in a supplier finance program provide additional qualitative and quantitative disclosures about its program, including the nature of the program, activity during the period, changes from period to period, and the potential magnitude of the program. The amendments in ASU 2022-04 are effective for fiscal years beginning after December 15, 2022 on a retrospective basis, including interim periods within those fiscal years, except for the amendment on rollforward information which is effective prospectively for fiscal years beginning after December 15, 2023. Early adoption is permitted. The Company is currently evaluating the potential impact of ASU 2022-04 to its related disclosures.

NOTE 3 — REVENUE
Revenue Recognition
Products
Substantially all of the Company's revenue is derived from product sales. Product sales consist of sales of the Company's products to supply manufacturers and distributors. The Company considers purchase orders, which in some cases are governed by master supply agreements, to be a contract with a customer. Contracts with customers are considered to be short-term when the time between order confirmation and satisfaction of the performance obligations is equal to or less than one year.
The Company records accounts receivable when the right to consideration becomes unconditional. Trade accounts receivable were $416 million at September 30, 2022 and $388 million at December 31, 2021. Trade accounts receivable are included in "Accounts and notes receivable, net" in the interim Combined Balance Sheets. There were no contract assets or contract liabilities at September 30, 2022 or December 31, 2021.
Disaggregation of Revenue
The Company disaggregates its revenue from contracts with customers by major product line, as the Company believes it best depicts the nature, amount, timing and uncertainty of its revenue and cash flows.

Net Sales by Major Product Line (In millions)	For the nine months ended September 30,
	2022	2021
Advanced Solutions	$424	$528
Engineering Polymers	1,732	1,673
Performance Resins	484	453
Total	$2,640	$2,654

NOTE 4 — RELATED PARTY TRANSACTIONS
Historically, the Company has been managed and operated in the normal course with other businesses of Parent. Accordingly, certain shared costs have been allocated to the Company and reflected as expenses in the stand-alone interim Combined Financial Statements. Management of Parent and the Company considers the allocation methodologies used to be reasonable and appropriate reflections of the historical expenses attributable to the Company for purposes of the stand-alone financial statements. The expenses reflected in the interim Combined Financial Statements may not be indicative of expenses that would be incurred by the Company in the future. All related party transactions approximate prices at cost.
Corporate Expense Allocations
The Company's interim Combined Statements of Operations include general corporate expenses of Parent for services provided by Parent for certain support functions that are provided on a centralized basis. These costs were first attributed to the Company if specifically identifiable to its businesses. If not specifically identifiable to the Company's businesses, these costs have been allocated by using relevant allocation methods, primarily based on sales metrics, consistently for all periods presented.
Corporate expense allocations were recorded in the interim Combined Statements of Operations within the following captions:

(In millions)	For the nine months ended September 30,
	2022	2021
Selling, general and administrative expenses	$115	$116
Research and development expenses	19	19
Cost of sales	13	8
Integration and separation costs(1)	345	4
Total	$492	$147
______________________________
(1)Costs primarily have consisted of financial advisory, information technology, legal, accounting, consulting, and other professional advisory fees associated with the preparation and execution of activities related to strategic initiatives. Costs incurred in the nine months ended September 30, 2022 are related to the anticipated divestiture of the Company by the Parent.

Parent Company Equity
Net transfers from (to) Parent are included within Parent company net investment on the interim Combined Statements of Changes in Net Parent Investment. The components of the net transfers from (to) Parent are as follows:

(In millions)	For the nine months ended September 30,
	2022	2021
Cash pooling and general financing activities	$956	$(81)
Less: Corporate cost allocations	492	147
Less: (Benefit from) provision for income taxes	(17)	45
Total net transfers from (to) Parent per interim Combined Statements of Changes in Net Parent Investment	481	(273)
Stock-based compensation	(7)	(7)
Net transfers from (to) Parent per interim Combined Statements of Cash Flows	$474	$(280)

Sales to and Purchases from Equity Method Investments ("Nonconsolidated affiliates")
Sales to nonconsolidated affiliates, (which included the entities Toray Co., Ltd, DuBay Polymer GmbH, DuP Teijin Films U.K., DuP Teijin Films S.A., Teijin DuPont Films, Inc. and Teijin-DuPont Films, L.P.) were $77 million and $55 million for the nine months ended September 30, 2022 and 2021, respectively. Purchases from nonconsolidated affiliates were $44 million and $41 million for the nine months ended September 30, 2022 and 2021, respectively. Related party receivables and payables were not material as of September 30, 2022 and December 31, 2021, respectively.
NOTE 5 — SUNDRY INCOME, NET

(In millions)	For the nine months ended September 30,
	2022	2021
Foreign exchange (losses) gains, net	$(8)	$4
Non-operating pension credits	12	10
Miscellaneous income (expense), net	3	(1)
Sundry income, net	$7	$13

NOTE 6 — INCOME TAXES
The Company files tax returns in the various national, state, and local income taxing jurisdictions in which it operates either as a member of Parent's consolidated income tax return, or in certain jurisdictions as a separate taxpayer. Provision for income taxes and benefit from income taxes included in these Combined Financial Statements have been calculated using the separate return basis, as if the Company filed separate returns in all jurisdictions. The Company's provision for and benefit from income taxes as presented in the interim Combined Financial Statements may not be indicative of the income taxes that the Company will generate in the future.
The Company's effective tax rate fluctuates based on, among other factors, the geographic mix of earnings. The tax benefit for the third quarter of 2022 resulted in an effective tax rate on operations of 11.7 percent on a pre-tax loss of $145 million, whereas for the third quarter of 2021, the tax charge resulted in an effective tax rate of 10.7 percent, on pre-tax income of $421 million. The effective tax rate for the third quarter of 2022 was principally the result of the geographic mix of earnings and adverse impact of integration and separation costs on the US Tax on foreign earnings. The effective tax rate for the third quarter of 2021 was principally the result of a $30 million tax benefit related to the step-up in tax basis in the goodwill of the Company's European regional headquarters legal entity.
Each year Parent, inclusive of the Company, files hundreds of tax returns in the various national, state and local income taxing jurisdictions in which it operates. These tax returns are subject to examination and possible challenge by the tax authorities. Positions challenged by the tax authorities may be settled or appealed by the Company. As a result, there is an uncertainty in income taxes recognized in the Company's financial statements in accordance with accounting for income taxes and accounting for uncertainty in income taxes. The ultimate resolution of such uncertainties is not expected to have a material impact on the Company's results of operations.
NOTE 7 — INVENTORIES

(In millions)	September 30, 2022	December 31, 2021
Finished goods	$636	$446
Work in process	93	74
Raw materials	201	130
Supplies	42	40
Total inventories	$972	$690
NOTE 8 — GOODWILL AND OTHER INTANGIBLE ASSETS
The changes in the carrying amounts of goodwill during the nine months ended September 30, 2022 were as follows:

(In millions)	Goodwill
Balance at December 31, 2021	$2,118
Currency Translation Adjustment	(104)
Balance at September 30, 2022	$2,014
Other Intangible Assets
The gross carrying amounts and accumulated amortization of other intangible assets by major class are as follows:

	September 30, 2022			December 31, 2021
(In millions)	Gross Carrying Amount	Accumulated Amort	Net	Gross Carrying Amount	Accumulated Amort	Net
Intangible assets with finite lives:
Developed technology	$585	$(219)	$366	$585	$(186)	$399
Customer-related	1,561	(416)	1,145	1,635	(371)	1,264
Other	10	(2)	8	9	(1)	8
Total other intangible assets with finite lives	$2,156	$(637)	$1,519	$2,229	$(558)	$1,671
Intangible assets with indefinite lives:
Trademarks/tradenames	180	-	180	180	-	180
Total other intangible assets with indefinite lives	180	-	180	180	-	180
Total	$2,336	$(637)	$1,699	$2,409	$(558)	$1,851
The aggregate pre-tax amortization expense for definite-lived intangible assets was $95 million and $99 million, for the nine months ended September 30, 2022, and 2021, respectively.

NOTE 9 — COMMITMENTS AND CONTINGENT LIABILITIES
Litigation
The Company is involved in numerous claims and lawsuits, principally in the United States, including various product liability (involving the Company's current or former products), intellectual property, employment related, and commercial matters. Certain of these matters may purport to be class actions and seek damages in very large amounts. Liabilities related to matters that are not directly attributable to the Company business and for which the Company is not the legal obligor are not recognized within the Company's interim Combined Financial Statements for any of the periods presented.
As of September 30, 2022, the Company had recorded liabilities of approximately $1 million related to the foregoing. Because such matters are subject to inherent uncertainties, and unfavorable rulings or developments could occur, there can be no certainty that the Company will not ultimately incur charges in excess of presently recorded liabilities. Although considerable uncertainty exists, management does not believe it is reasonably possible that the ultimate disposition of these matters will have a material adverse effect on the Company's results of operations, combined financial position or liquidity. However, the ultimate liabilities could be material to results of operations in the period recognized.
NOTE 10 — LEASES
Operating lease right of use assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. New operating lease assets and liabilities entered into during the nine months ended September 30, 2022 and 2021 were $4 million and $15 million, respectively. Supplemental balance sheet information related to leases was as follows:

(In millions)	September 30, 2022	December 31, 2021
Operating Leases
Operating lease right-of-use assets(1)	$38	$44
Current operating lease liabilities(2)	7	8
Noncurrent operating lease liabilities(3)	31	36
Total operating lease liabilities	$38	$44
______________________________
(1)Included in "Deferred charges and other assets" in the Combined Balance Sheets.
(2)Included in "Accrued and other current liabilities" in the Combined Balance Sheets.
(3)Included in "Other noncurrent liabilities" in the Combined Balance Sheets.
NOTE 11 — ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
The following table summarizes the activity related to each component of accumulated other comprehensive income (loss) for the nine months ended September 30, 2022 and 2021:

Accumulated Other Comprehensive Income (Loss)
(In millions)	Cumulative Translation Adj	Total
2021
Balance at January 1, 2021	$45	$45
Other comprehensive loss before reclassifications	(90)	(90)
Net other comprehensive loss	$(90)	$(90)
Balance at September 30, 2021	$(45)	$(45)
2022
Balance at January 1, 2022	$(93)	$(93)
Other comprehensive loss before reclassifications	(301)	(301)
Net other comprehensive loss	$(301)	$(301)
Balance at September 30, 2022	$(394)	$(394)
NOTE 12 — SUBSEQUENT EVENTS
Completion of the Mobility & Materials Businesses Transaction
On November 1, 2022, DuPont completed the divestiture of the Mobility & Materials Businesses to Celanese for a purchase price of $11.0 billion in cash. Preliminary cash received, as adjusted for preliminary and other adjustments, was $11.0 billion including approximately $0.5 billion of cash transferred with the Mobility & Materials Businesses for which DuPont was reimbursed.
No other events have occurred after September 30, 2022, but before November 21, 2022, the date the financial statements were available to be issued, that require consideration as adjustments to, or disclosures in, the Combined Financial Statements.